                                                                   EXHIBIT 11(b)



                        CONSENT OF INDEPENDENT AUDITORS


The Achievement Funds Trust:


We consent to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement No. 33-26205 of our report dated March 20, 1998 appearing in the Annual Report to Shareholders-January 31, 1998 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are a part of such Registration Statement.





/s/ Deloitte & Touche LLP
-------------------------------
DELOITTE & TOUCHE LLP
Princeton, New Jersey
May 27, 1998